                              INDEMNITY AGREEMENT                 EXIHIBT (c)(7)

     THIS INDEMNITY AGREEMENT (this "Agreement"), effective as of June 5, 1996, between VEMCO ACQUISITION CORP., a Delaware corporation (the "Purchaser"), and
E. GORDON YOUNG ("Indemnitee"),

                                WITNESSETH THAT:

     WHEREAS, Purchaser is acquiring or has acquired control of Bailey Corporation (the "Company"); and

     WHEREAS, the Company and certain of its officers and directors, including Indemnitee, may be subject to certain legal liabilities, including but not limited to liabilities arising from the matter styled as Vicki Match Suna and Lori Rosen v. Bailey Corporation (the "Suna Litigation"); and

     WHEREAS, in recognition of Indemnitee's need for substantial protection against personal liability, the Purchaser desires to provide for the indemnification of, and the advancing of expenses to, Indemnitee to the fullest extent permitted by law and as set forth in this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and intending to be legally bound hereby, the parties hereto agree as follows:

1. Certain Definitions. As used in this Agreement, the capitalized terms listed below shall have the meanings ascribed to them as follows:

     "Board" means the Board of Directors of the Purchaser.

      "Expenses" means any expense, liability, or loss, including reasonable attorneys' fees, judgments, fines, ERISA excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, paid or incurred in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding relating to any Indemnifiable Event.

      "Indemnifiable Event" means any event or occurrence that takes place either prior to or after the execution of this Agreement that is (a) related to the fact that Indemnitee is, or has agreed to serve as, a director or officer of the Company or while a director or officer of the Company serves at the request of the Company as a director, officer, employee, trustee, agent, or fiduciary of another foreign or domestic corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise, and (b) related to anything done or not done by Indemnitee in any such capacity, whether or not the basis of the Proceeding is alleged action in an official capacity while serving in any capacity described above.

     "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, investigative or other.

2. Agreement to Indemnify.

     (a) Subject to the provisions of Section 2(c), in the event Indemnitee is, or becomes a party to, or witness or other participant in, or is threatened to be made a party to, or witness or other participant in, a Proceeding by reason of (or arising in part out of) an Indemnifiable Event, including, but not limited to, the Suna Litigation, the Purchaser shall indemnify Indemnitee from and against any and all Expenses actually and reasonably incurred or suffered by the Indemnitee to the fullest extent permitted by law, as the same exists or may hereafter be amended or interpreted (but in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Purchaser to provide broader indemnification rights than were permitted prior thereto). The rights to receive indemnification and the advancement of Expenses under this Agreement are not exclusive of any other rights which Indemnitee may be entitled or subsequently entitled under any statute, the Certificate of Incorporation or Bylaws of the Company or the Purchaser, by vote of the stockholders of the Company or the Purchaser or the Board, or otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) or the Bylaws of the Company or the Purchaser permits greater indemnification than is currently provided for an Indemnifiable Event, Indemnitee shall be entitled to such greater indemnification under this Agreement.

     (b) If Indemnitee is entitled under any provision of this Agreement to indemnification by the Purchaser for a portion of Expenses, but not, however, for the total amount thereof, the Purchaser shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

     (c) No Indemnification nor Expense Advance (as defined in Section 3 below) pursuant to this Agreement shall be paid by the Purchaser:

           (i) In connection with any Proceeding initiated by Indemnitee against the Purchaser, the Company or any director or officer of the Purchaser or the Company unless the Purchaser or the Company has joined in, or the Board of Directors of the Purchaser or the Company, has consented to, the initiation of such Proceeding, or the Proceeding is one to enforce indemnification rights under Section 5 below;

           (ii) To the extent Indemnitee settles or otherwise disposes of a Proceeding or causes the settlement or disposal of a Proceeding without the Purchaser's express prior written consent (which shall not be unreasonably withheld or delayed) unless Indemnitee receives court approval for such settlement or other disposition where the Purchaser had the opportunity to oppose Indemnitee's request for such court approval;


           (iii) With regard to any judicial award if the Purchaser was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action unless the Purchaser's participation in such Proceeding was barred by this Agreement or the court in such Proceeding;

           (iv) For any acts, omissions, transactions or circumstances for which indemnification under this Agreement is prohibited by applicable state or federal law or until any preconditions imposed upon, or agreed to by, the Purchaser by or with any court or governmental agency are satisfied;

           (v) For remuneration paid to the director if it shall be determined by a final decision of a court of competent jurisdiction that such remuneration was in violation of law;

           (vi) For any accounting of profits made from the purchase or sale by the Indemnitee of securities of the Company in violation of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereof;

           (vii) For acts actually performed by the Indemnitee or of which the Indemnitee had actual knowledge if the Indemnitee gained any personal profit to which he was not entitled in the event that a final decision of a court of competent jurisdiction establishes that the Indemnitee was not entitled to such personal profit; or

           (viii) For proceedings based upon the same facts as underlie a breach of a representation and warranty in the Agreement and Plan of Merger, of even date herewith, between Purchaser and the Company.

3. Expenses Advances. Expenses incurred by Indemnitee in any Proceeding for which indemnification may be sought under this Agreement shall be advanced by the Purchaser to Indemnitee within 20 days after receipt by the Purchaser of a statement or statements from Indemnitee requesting such advance and reasonably evidencing the Expenses reasonably incurred by Indemnitee (an "Expense Advance"). If it is ultimately determined by a final judicial decision (from which there is no right of appeal) that Indemnitee is not entitled to be indemnified by the Purchaser, Indemnitee hereby agrees to immediately repay any amounts advanced by the Purchaser under this Section 3. Indemnitee agrees to execute any further agreements regarding the repayment of Expenses as the Purchaser may reasonably request prior to receiving any such advance, including, without limitation, an affirmation of Indemnitee's good faith belief that any applicable standards of conduct have been met by Indemnitee.

4. Notification and Defense of Proceeding.

     (a) Indemnitee shall give written notice (including a description of the claim and an estimate of Expenses) to the Purchaser promptly after Indemnitee has actual knowledge of any Proceeding as to which indemnification may be sought under this Agreement in addition to the Suna Litigation, of which Purchaser acknowledges it has been notified. The failure of Indemnitee to give notice, as provided in this Section 4(a) shall not relieve the Purchaser of its obligations to provide indemnification under this Agreement; however, the amounts to which Indemnitee may be indemnified shall be reduced to the extent that the Purchaser has been prejudiced by such failure.

     (b) With respect to any Proceeding, the Purchaser will be entitled to participate in the Proceeding at its own expense and, except as otherwise provided below, to the extent the Purchaser so desires, the Purchaser may assume the defense thereof directly or through the Company with counsel reasonably satisfactory to Indemnitee. However, the Purchaser shall not be entitled to assume the defense of any Proceeding brought by the Purchaser or the Company.

     (c) If the Purchaser assumes the defense, Indemnitee shall furnish such information regarding Indemnitee or the Proceeding in question, as the Purchaser may reasonably request and as may be required in connection with the defense or settlement of such Proceeding and shall fully cooperate with the Purchaser in every other respect. Except as provided in Section 4(f) below, if the Purchaser assumes the defense of the Proceeding, the Purchaser shall take all necessary steps in good faith to defend, settle or otherwise dispose of the Proceeding.

     (d) After notice from the Purchaser to Indemnitee of its election to assume the defense of any Proceeding, the Purchaser will not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently incurred by Indemnitee in connection with the defense of such Proceeding other than reasonable costs of investigation or as otherwise provided in clauses (i) through (iii) below. Indemnitee shall have the right to employ Indemnitee's own counsel in such Proceeding, but all Expenses related thereto incurred after notice from the Purchaser of its assumption of the defense shall be at Indemnitee's expense, unless (i) the employment of counsel by Indemnitee has been authorized by the Purchaser; (ii) Purchaser or a court of competent jurisdiction has reasonably determined that there may be a conflict of interest between Indemnitee and the Purchaser in the defense of the Proceeding; or (iii) the Purchaser does not, in fact, assume and conduct the defense of such Proceeding.

     (e) Any Expenses incurred by the Purchaser in defense of the Proceeding under this Section 4 (except in a situation described in clause (i), (ii) or (iii) of Section 4(d)) shall be considered Expenses advanced by the Purchaser to Indemnitee under Section 3 above.

     (f) The Purchaser may consent to a settlement or other disposition of all or any part of any Proceeding which the Purchaser is defending under Section 4(b) above without first obtaining the written consent of Indemnitee; provided that such settlement or other disposition would not cause Indemnitee to lose any right to indemnification under this Agreement.

5. Enforcement; Consent to Serve.

     (a) The Purchaser acknowledges that Indemnitee is relying upon this Agreement. Indemnitee shall have the right to enforce his indemnification rights under this Agreement by commencing litigation in any court having subject matter jurisdiction thereof and in which venue is proper. Likewise, the Purchaser may seek judicial determination of its obligations under this Agreement. The Purchaser and Indemnitee each hereby consent to service of process and to appear in any such proceeding.

     (b) It shall be a defense to any action brought by Indemnitee or the Purchaser concerning enforceability of this Agreement that it is not permissible under applicable law or prohibited by Section 2(c) of this Agreement for the Purchaser to indemnify Indemnitee for the amount claimed. In connection with any such action or any determination as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Purchaser.

     (c) Neither the failure of the Purchaser (including its Board or stockholders) to have made a determination prior to the commencement of such action that indemnification is proper under the circumstances because Indemnitee has met the standard of conduct set forth in applicable law, nor an actual determination by the Purchaser (including its Board or stockholders) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval), or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief of that a court has determined that indemnification is not permitted by applicable law.

     (d) The Purchaser agrees that the Purchaser's failure to make indemnification payments or Expense Advances to Indemnitee shall cause irreparable damage to Indemnitee, the exact amount of which is impossible to ascertain, and for this reason agrees that Indemnitee shall be entitled to seek such injunctive or other equitable relief as shall be necessary to adequately provide for payment or reasonably anticipated payments.

     (e) The Purchaser shall indemnify Indemnitee against any and all Expenses actually and reasonably incurred by Indemnitee in connection with any claim or action asserted against or brought by Indemnitee for indemnification of Expenses or payment of Expense Advances by the Purchaser under this Agreement or any other agreement or under applicable law or the Purchaser's Certificate of Incorporation or Bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events, if Indemnitee is successful in such action. Any Expenses so paid shall be considered Expense Advances under
Section 3 above.

     (f) Indemnitee and Purchaser acknowledge that, in certain circumstances, federal law or public policy may override applicable state law and prohibit Purchaser from indemnifying Indemnitee under this Agreement or otherwise. Purchaser and Indemnitee acknowledge that the Securities and Exchange Commission (the "SEC") has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws and federal legislation prohibits indemnification for certain ERISA violations. Furthermore, Indemnitee understands and agrees that Purchaser may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Purchaser's right under public policy to indemnify Indemnitee.


6. Insurance; Subrogation. The Purchaser shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise received payment (under any insurance policy, Bylaw, or otherwise) of the amounts otherwise indemnifiable hereunder. In the event of payment under this Agreement, the Purchaser shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything, that may be necessary to secure such rights, including the execution of such documents necessary to enable the Purchaser effectively to bring suit to enforce such rights.

7. General Provisions

     (a) No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any of the provisions of this Agreement shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

     (b) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, spouses, heirs, and personal and legal representatives. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity pertaining to an Indemnifiable Event even though Indemnitee may have ceased to serve in such capacity at the time of any Proceeding.

     (c) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

     (d) The rights and remedies provided in this Agreement and by law shall be cumulative and the exercise of any particular right or remedy shall not preclude the exercise of any other right or remedy in addition to, or as an alternative to, such right or remedy.

     (e) Any notice required or permitted by this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery or, if mailed, upon deposit with the United States Post Office by certified mail, return receipt requested, postage prepaid, to the address for the recipient set forth on the signature page thereto or to such other address as the recipient shall hereafter have noticed the sending party in the manner set forth above.

     (f) Descriptive headings contained herein are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

     (g) Any reference in this Agreement to the indemnity provisions of the Purchaser's or the Company's Certificate of Incorporation or Bylaws or to any applicable law shall refer to such provisions as they shall be amended from time to time or to any successor provision, except that any change in the Purchaser's or the Company's Certificate of Incorporation or Bylaws shall only apply to the extent that such amendment permits the Purchaser or the Company to provide broader indemnification rights to Indemnitee than currently provided.

     (h) Purchaser's inability, pursuant to Court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. Any provision of this Agreement, which is unenforceable in any jurisdiction, shall be ineffective in such jurisdiction to the extent of such unenforceability without invalidating the remaining provisions of this Agreement, and any unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     (i) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (j) The rights and obligations under this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts between Delaware residents made and to be performed entirely within such State.

     (k)  This Agreement shall continue until and terminate upon the later of
(i) six years after the date that Indemnitee shall have ceased to serve as a director or officer of the Company or (ii) the final termination of all pending proceedings in respect of which Indemnitee is granted rights of indemnification or expense advance hereunder.

     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date first written above.

                                        VEMCO ACQUISITION CORP.


                                        By
                                          -----------------------------------
                                          Michael G. Torakis, President

                                        INDEMNITEE:

                                        -------------------------------------
                                        Signature

                                        Name:
                                             --------------------------------
                                        Address:
                                                -----------------------------